EXHIBIT 3.3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume .go	Filed in the Office of Secretary of State State Of Nevada	Business Number E0473412014-0
Filing Number 20200976208
Filed On 10/13/2020 14:29:47 PM
Number of Pages 3

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.39o)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : Long Term Care Operations 360, Inc. Entity or Nevada Business Identification Number (NVID): NV20141584289
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)	☐	Certificate to Accompany Restated Articles or Amended and Restated Articles
☐

Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles
* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)	☐	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

	☐	Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)
*

Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 18.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date:	10/13/2020	Time:
(must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect:

	☑	The entity name has been amended.
	☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
		☐	The purpose of the entity has been amended.
		☑	The authorized shares have been amended.
		☐	The directors, managers or general partners have been amended.
		☐	IRS tax language has been added.
		☐	Articles have been added. Articles have been deleted
		☑	Other.
The articles have been amended as follows: (provide article numbers, if available)

Article 1 has been amended to change the name of the corporation to “Long Term Care Operations 360, Inc.”; Article 3 has been amended to authorize 10,000,000 shares of preferred stock, and to effect a 1-for-25 reverse stock split.

(attach additional page(s) if necessary)
6. Signature: (Required)	X	Sameer Shah	Officer
		Signature of Officer, lncorporator or Authorized Signer	Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

Filed in the Office of Secretary of State State Of Nevada	Business Number E0473412014-0
Filing Number 20200976208
Filed On 10/13/2020 14:29:47 PM
Number of Pages 3

EXHIBIT A

Amendment to Articles of Incorporation

Article 1 of the corporation’s articles of incorporation is amended as follows:

The name of the corporation shall be Long Term Care Operations 360, Inc.

Article 3 of the corporation’s articles of incorporation is amended as follows:

The corporation is authorized to issue two classes of stock, common stock and preferred stock, respectively. The number of shares of common stock authorized to be issued is 200,000,000 shares, par value $0.0001 per share, and the number of shares of preferred stock authorized to be issued is 10,000,000 shares, par value $0.0001 per share.

Subject to the provisions of Chapter 78 of the Nevada Revised Statutes, shares of preferred stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation and rights of each series and the authorized number of shares of each series. The Board of Directors of the corporation is hereby authorized by resolution or resolutions to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). If the number of shares of any series of preferred stock shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A reverse stock split of 1 post-split share of common stock for each 25 shares of common stock outstanding or held in treasury immediately prior to such time, shall be effected upon announcement of such reverse stock split by the Financial Industry Regulatory Authority, rounded up to the nearest whole share, which reverse stock split shall automatically and without any action on the part of the holders thereof occur (the “Reverse Stock Split”). The par value of the common stock shall not be affected. This conversion shall apply to all shares of common stock. No fractional shares of common stock shall be issued upon the Reverse Stock Split or otherwise, and shares shall be rounded up to the nearest whole share. All certificates representing shares of common stock outstanding immediately prior to the filing of this amendment to the Articles of Incorporation shall immediately after this amendment represent instead the number of shares of common stock as provided above. Notwithstanding the foregoing, any holder of common stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the corporation, and upon such surrender the corporation will issue a certificate for the correct number of shares of common stock to which the holder is entitled under the provisions of this amendment. Shares of common stock that were outstanding prior to the filing of this amendment, and that are not outstanding after and as a result of the filing of this amendment, shall resume the status of authorized but unissued shares of common stock.